As filed with the Securities and Exchange Commission on December 18, 2020

Registration No. 333- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Delaware	7819	81- 2560811
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

132 E. Putnam Avenue, Floor 2W

Cos Cob, CT 06807
(855) 398-0443
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Rouhana, Jr., Chairman and Chief Executive Officer

Chicken Soup for the Soul Entertainment Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, CT 06807
(855) 398-0443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Alan Miller, Esq. Roberto Cortinas, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Facsimile: (212) 818-8881	Brad L. Shiffman, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Telephone: (212) 885-5000 Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251202

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
9.50 Notes due 2025	$1,380,000	$150.56
Total		$150.56

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes up to $180,000 in aggregate principal amount of additional notes which may be issued upon the exercise of a 30-day option granted to the underwriters to cover overallotments, if any.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251202) (the “Prior Registration Statement”), initially filed by the Registrant on December 8, 2020 and declared effective by the Securities and Exchange Commission on December 17, 2020.

This Registration Statement covers the registration of an additional $1,380,000 in aggregate principal amount of the Registrant’s 9.50% notes due 2025 (“Notes”), including $180,000 in Notes that may be purchased by the underwriters to cover over-allotments, if any.

The required opinions of counsel and related consents and accountants consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-251202 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5.1	Opinion of Graubard Miller.
23.1	Consent of Rosenfield and Company, PLLC.
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Graubard Miller (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 18th day of December, 2020.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana Jr.	Chairman and Chief Executive Officer	December 18, 2020
	William J. Rouhana Jr.	(Principal Executive Officer)

By:	/s/ Scott W. Seaton	Vice Chairman and Director	December 18, 2020
Scott W. Seaton

By:	/s/ Christopher Mitchell	Chief Financial Officer	December 18, 2020
	Christopher Mitchell	(Principal Financial Officer)

By:	/s/ Daniel Sanchez	Chief Accounting Officer	December 18, 2020
	Daniel Sanchez	(Principal Accounting Officer)

By:	/s/ Amy Newmark	Director	December 18, 2020
Amy Newmark

By:	/s/ Cosmo DeNicola	Director	December 18, 2020
Cosmo DeNicola

By:	/s/ Fred Cohen	Director	December 18, 2020
Fred Cohen

By:	/s/ Christina Weiss Lurie	Director	December 18, 2020
Christina Weiss Lurie

By:	/s/ Diana Wilkin	Director	December 18, 2020
Diana Wilkin

By:	/s/ Martin Pompadur	Director	December 18, 2020
Martin Pompadur